Exhibit 4.18
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.

AMENDMENT No.5
TO THE
A330 NEO PURCHASE AGREEMENT
BETWEEN
AIRBUS S.A.S.
AND
AZUL FINANCE LLC

AMENDMENT No.5 TO THE A330 NEO PURCHASE AGREEMENT
This amendment No.5 (hereinafter referred to as the “Amendment No.5”) is entered into on January 24, 2025, between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”);
and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.The Buyer and the Seller entered into an A330 NEO Purchase Agreement dated October 28, 2022 (the “Purchase Agreement”) for the sale by the Seller and the purchase by the Buyer of three (3) A330 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time, the “Agreement”);
B.The Buyer and the Seller entered into an amendment No.1 to the Agreement (the “Amendment N°1”) [***].
C.The Buyer and the Seller entered into an amendment No.2 to the Agreement (the “Amendment N°2”) [***].
D.The Buyer and the Seller entered into an amendment No.3 to the Agreement (the “Amendment N°3”) [***].
E.The Buyer and the Seller entered into an amendment No.4 to the Agreement (the “Amendment N°4”) to [***].
F.Subject to the terms and conditions of this Amendment No.5, the Buyer and the Seller now wish to enter into an agreement in relation to [***].

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1.DEFINITIONS
1.1Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment No.5 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment No.5.
1.2In this Amendment No.5, the following words and expression shall, except where the context otherwise requires, have the following respective meanings:
“Second Amended and Restated Letter Agreement No.1” means the letter agreement entered into between the Seller and the Buyer dated 10 October 2023.
“Amended and Restated Letter Agreement No.2” means the letter agreement entered into between the Seller and the Buyer dated 16 July 2024.
“Second Amended and Restated Letter Agreement No.3” means the letter agreement entered into between the Seller and the Buyer dated 20 June 2023.
“Amended and Restated Letter Agreement No.4” means the letter agreement entered into between the Seller and the Buyer dated 20 June 2023.
“Second Amended and Restated Letter Agreement No.5” means the letter agreement entered into between the Seller and the Buyer dated 20 June 2023.
2.PURCHASE INCENTIVES
2.1The Parties hereby agree to delete the Second Amended and Restated Letter Agreement No.1 in its entirety and replace it by the Third Amended and Restated Letter Agreement No.1 attached to this Amendment No.5.
3.PRICE REVISION PROTECTION
3.1The Parties hereby agree to delete the Amended and Restated Letter Agreement No.2 in its entirety and replace it by the Second Amended and Restated Letter Agreement No.2 attached to this Amendment No.5.
4.PREDELIVERY PAYMENTS
4.1The Parties hereby agree to delete the Second Amended and Restated Letter Agreement No.3 in its entirety and replace it by the Third Amended and Restated Letter Agreement No.3 attached to this Amendment No.5.
4.2[***]
5.A330 SUPPORT PACKAGE

5.1The Parties hereby agree to delete the Amended and Restated Letter Agreement No.4 in its entirety and replace it by the Second Amended and Restated Letter Agreement No.4 attached to this Amendment No.5.
6.FLEXIBILITY AND OPTION RIGHT
6.1The Parties hereby agree to delete the Second Amended and Restated Letter Agreement No.5 in its entirety and replace it by the Third Amended and Restated Letter Agreement No.5 attached to this Amendment No.5.
7.MISCELLANEOUS PROVISIONS
7.1EFFECT OF THE AMENDMENT
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°5 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment No.5 provided that this Amendment No.5 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment No.5 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement have specific provisions that are inconsistent, the specific provisions contained in this Amendment No.5 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment No.5, this Amendment No.5 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
7.2CONFIDENTIALITY
The provisions of clause 14 of the Purchase Agreement shall apply to this Amendment No.5 as if set out in full herein mutatis mutandis.
7.3LAW AND JURISDICTION
Clauses 15.1 and 15.2 of the Purchase Agreement shall apply to this Amendment No.5 as if set out in full herein mutatis mutandis.
7.4CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
The Parties do not intend that any term of this Amendment No.5 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment No.5.
7.5SEVERABILITY

In the event that any provision of this Amendment No.5 should for any reason be held ineffective, the remainder of this Amendment No.5 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment No.5 prohibited or unenforceable in any respect.
7.6COUNTERPARTS
This Amendment No.5 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment No.5 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment No.5 or other related document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment No.5 or such document. The Parties hereto acknowledge and agree that this Amendment No.5 may be executed electronically by the Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
7.7ASSIGNMENT
Notwithstanding any other provision of this Amendment No.5, this Amendment No.5 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
Clauses 13 (Notices) and 16.5 (Waiver) of the Purchase Agreement shall be incorporated by reference into this Amendment No.5 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF, this Amendment No.5 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC /s/ Raphael Linares Felippe Name: Raphael Linares Felippe Title:	Agreed and accepted For and on behalf of AIRBUS S.A.S. /s/ Paul Meijers Name: Paul Meijers Title: EVP, Commercial Transactions

In the presence of the following two (2) witnesses:

Witness: /s/ Ana Beatriz Rosati Name: Ana Beatriz Rosati ID: [***]	Witness: /s/ Luana Batpista Fernandes Name: Luana Batpista Fernandes ID: [***]

Azul Linhas Aereas Brasileiras S.A.

/s/ Raphael Linares Felippe
Name: Raphael Linares Felippe
Title: